UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 19, 2007
(Date of earliest event reported)

ROYAL INVEST INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th Floor
New York, NY 10019-4702
----------------------------------
(Address of principal executive offices) (Zip Code)

(203) 557-3845
---------------------------------------------------------------
(Registrant’s telephone no., including area code)

---------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry into a Material Definitive Agreement.

On or about July 19, 2007 the Registrant through its subsidiary Royal Invest Europe B.V. through Mr. David Havenaar of Rotterdam, the Netherlands, its Managing Director made an acquisition when it signed a Transfer of Shares agreement in front of a civil notary in The Netherlands whereby it acquired the shares of Rico Staete B.V., a private company with limited liability whose registered office is in Amsterdam and whose place of business is at 1067 SX Amsterdam, Osdorperweg 522a, company number B.V. 236.586, hereinafter referred to as “Rico Staete” from Machine Transport Midden-Nederland B.V., a private company with limited liability whose registered office is in Bunnik, The Netherlands, having its main office at 2231 HV Rijnsburg, The Netherland, Brouwerstraat 138C, entered in the commercial register of the Chamber of Commerce and Industry for Utrecht under file number 30157069, hereinafter referred to as “the Seller”, for the price of € 1,038,969 (approximately $1,412,998 USD) to be paid to the Seller in accordance with the Loan Agreement from Seller to Royal Invest Europe B.V. and subject to a Pledge Agreement.

Rico Staete owns a commercial real property located at Tackenweide 48, in Emmerich, Germany in accordance with the binding Memorandum of Agreement with the Seller entered on or about May 25, 2007 and filed on Form 8-K on August 13, 2007, consists of approximately 9.005 m2 rentable floor surface business accommodation as well as 1.478 m2 rentable floor surface office space.  The property is currently leased to Vink Kunststoffe GmbH to December 31, 2008 plus a 5 years additional option for € 383,468.88 (approximately $513,848 USD) rent per year.  The property is appraised at € 4,750,000 (approximately $6,460,000 USD).  The net property value is € 1,038,969 (approximately $1,412,998 USD).

Simultaneous with the Transfer of Shares Agreement, Royal Invest Europe B.V. as the Borrower signed a Loan Agreement in front of a civil notary in The Netherlands with the Seller as the Lender for the acquisition of Rico Staete for € 1,038,969 (approximately $1,412,998 USD), whereby Royal Invest Europe B.V agreed to pay to the Seller on the first day of November 2007 the loan amount plus interest at six per cent (6%) per annum.   Any amount of interest not paid within one month from the due date by Royal Invest Europe B.V. is to be added to the note principal.  The interest rate can be adjusted by the Seller after the due date.  In addition, Royal Invest Europe B.V. signed a Deed of Pledge whereby it pledged the shares of Rico Staete it acquired by the Transfer of Shares agreement to the Seller as a collateral security for the :Loan Agreement.
        No officer or director of the Registrant and any of its subsidiaries are directly or indirectly affiliated with the Seller nor are they directly or indirectly receiving anything associated with the purchase in the above transaction.

Rico Staete B.V.
Balance sheets based on historial costs (Unaudited)

Assets	6/30/2007	3/31/2007	12/31/2006	12/31/2005	Liabilities	6/30/2007	3/31/2007	12/31/2006	12/31/2005

Tangible Fixed assets					Shareholders' equity
Property plant and equipment	€3,865,310	€3,885,440	€3,905,570	€3,986,080	Share capital	€15,882	€15,882	€15,882	€15,882
					Reserve minimum capital	2,118	2,118	2,118	2,118
Receivables					Share premium reserve	660,000	660,000	660,000	–
Debtors	82,126	146,768	43,140	9,622	Revaluation reserve	–	–	–	–
Current account FVG B.V.	1,785	1,451	–	–	General reserve	(434,084)	(434,084)	(460,495)	(473,035)
Taxes and social security					Result financial year	21,859	9,206	26,411	12,539
premiums	45,129	43,859	36,593	40,179		265,775	253,122	243,916	(442,496)
	129,040	192,078	79,733	49,801	Provisions
					Deferred tax	175,002	176,292	177,582	182,743

Cash and bank balances	34,296	39,930	48,341	34,857	Long-term debt
					Mortgages and other long-term debt	3,449,333	3,560,334	3,493,202	3,568,725

					Short-term debt
					Trade creditors	54,579	54,579	52,380	21,960
					Current account FVG B.V.	–	–	6,287	662,000
					Taxes and social security
					premiums	44,319	39,535	36,500	62,806
					Other debts and liabilities	39,638	33,586	23,777	15,000
						138,536	127,700	118,944	761,766

Total assets	€4,028,646	€4,117,448	€4,033,644	€4,070,738	Total liabilities and equity	€4,028,646	€4,117,448	€4,033,644	€4,070,738

					check balance	–	–	–	–
Solvability (shareholders'eq / total eq)						6.60%	6.15%	6.05%	-10.87%
Liquidity (receivables + bank / short term debt)						117.90%	181.68%	107.68%	11.11%
Return on investment (result / shareholders q)						8.64%	3.77%	-5.97%	-2.76%

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

                                Financial Statements:

a.       Financial Statements of business acquired will be filed by amendment within the required time allotment by law.

b.        Pro Forma Financial Information will be included in the Amendment within the required time alloted by law.

                                Exhibits:

Exhibit No.                      Document Description

                                                        10.1                               Transfer of  Shares Agreement dated July 19, 2007
                                                        10.2                               Loan Agreement date July 19, 2007
                                                        10.3                               Deed of Pledge Agreement dated July 19, 2007
                                                        10.4                               Assessment Report for Rico Staete B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL INVEST
(Registrant)

Date: September 17, 2007	By: /s/ JERRY GRUENBAUM
Jerry Gruenbaum
Chief Executive Officer
(Duly Authorized Officer)

Date: September 17, 2007	By: /s/ NATHAN LAPKIN
Nathan Lapkin
Chief Financial Officer
and President
(Principal Financial
and Accounting Officer)